EXHIBIT (a)(1)(D)



Options Summary                                         Affymetrix, Inc.                                          Page [1]
                                                        ID: [___________]                                         File: Optsum
                                                        3380 Central Expressway                                   Date: [__/__/02]
                                                        Santa Clara, CA 95051                                     Time: [____]

As of: [__/__/02]
          $ [   ]
             ---
[Option Holder Name]                                    ID: [Option Holder ID Number]
[Address]


Option No.: [______]   Option Date: [__/__/__]     Shares: [_________]    Price: $[_____]      Plan: [_____]     Type: [_____]



                     VESTING SCHEDULE                                TRANSACTIONS                       CANCELLATIONS
Granted     Full Vest    Exercisable   Total Price    Expires   Date    Type     Shares     Value    Date     Reason    Shares
--------    ---------    -----------   -----------    -------   ----    -----    ------     -----    ----     -------   ------




Total Options Exercisable:                               [___________]
Total Price:                                            $[___________]
Total Potential Gain:                                   $[___________]